BLUE CALYPSO RECEIVES FUNDING FROM CURRENT INVESTORS

DALLAS, TX – 8/20/14 – Blue Calypso, Inc. (OTCBB: BCYP), a developer of digital innovation products and services, announced today that it has completed an all-stock raise resulting in gross proceeds to the Company of $1.42 million. The common stock raise was oversubscribed. Merriman Capital advised the Company on the transaction.

 “We continue to attract new customers and large contracts while improving our financial position. We are encouraged by this vote of confidence from our investors and are excited by our upcoming milestones,” commented Bill Ogle, Blue Calypso’s chairman and CEO.

About Blue Calypso, Inc.

Blue Calypso, Inc. (OTCBB: BCYP) develops digital innovation products and services for the social media marketplace using its patented IP portfolio. The company enables businesses to employ digital advertising to share and socialize brand content as well as track performance, monitor engagements and gather robust analytics – all at lower costs than traditional marketing. Already, Blue Calypso has attracted several large, well-known consumer facing companies in automotive, retail, travel and consumer goods. Blue Calypso licenses its IP in addition to offering digital innovation services through Blue Calypso Labs and solutions including POPSHARE™, SocialEcho™, EMGAGE™, DashTAGG®, and MobileADvantage™. For more about the company please visit www.bluecalypso.com.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports filed with the Securities and Exchange Commission.

IR Contact:

Barretto Pacific Corporation800-368-1217